UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2011

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03. Material Modification to Rights of Security Holders.

The Company filed on July 1, 2011, a Certificate of Amendment to its Restated Certificate of Incorporation, as amended, which will cause a one-for-ten reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, on July 6, 2011 at 12:01am Eastern Time (such time on such date, the “Effective Time”).

As a result of the one-for-ten reverse stock split (the “Reverse Stock Split”), at the Effective Time, each ten shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time will be automatically combined into and become one share of Company common stock. In cases in which the Reverse Stock Split results in any shareholder holding a fraction of a share, such fractional share will be rounded up to the nearest whole number. Also, as a result of the Reverse Stock Split, at the Effective Time, the per share exercise price of, and the number of shares of common stock underlying, Company stock options, warrants and other derivative securities outstanding immediately prior to the Effective Time will be automatically proportionally adjusted, based on the one-for-ten split ratio, in accordance with the terms of such options, warrants or other derivative securities, as the case may be.

Immediately after the Effective Time, the Company will have 76,000,000 shares of authorized stock, consisting of (i) 75,000,000 shares of authorized Common Stock, and (ii) 1,000,000 shares of Undesignated Preferred Stock. Immediately after giving effect to the Reverse Stock Split, the Company will have no shares of preferred stock outstanding and approximately 13,846,590 shares of Common Stock outstanding (without giving effect to rounding due to fractional shares). The Reverse Stock Split will not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed on July 1, 2011, a Certificate of Amendment to its Restated Certificate of Incorporation, as amended, which will cause a one-for-ten reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, on July 6, 2011 at 12:01am Eastern Time. After which, the Company will have 76,000,000 shares of authorized stock, consisting of (i) 75,000,000 shares of authorized common stock, and (ii) 1,000,000 shares of undesignated preferred stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2011, StemCells, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), at 2:00 p.m. local time, at the Company’s headquarters located at 3155 Porter Drive, Palo Alto, California, pursuant to notice duly given. Only stockholders of record as of the close of business on May 11, 2011 were entitled to vote at the Annual Meeting. As of May 11, 2011, there were 137,840,194 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, of which 111,178,554 shares of Company common stock were represented, in person or by proxy, constituting a quorum on all matters voted upon.

The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal Number 1 – The stockholders elected each of the two nominees to serve as Class II Directors for a three-year term expiring at the 2014 Annual Meeting.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ricardo Levy, Ph.D.	26,279,682	6,748,796	78,150,076
Irving Weissman, M.D.	30,736,730	2,291,748	78,150,076

Proposal Number 2 – The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,324,845	4,963,919	889,790	0

Proposal Number 3 – The stockholders adopted the non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Company’s 2011 Proxy Statement, and passed the following resolution:

RESOLVED, that the stockholders of StemCells, Inc. (the “company”) approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation and Discussion and Analysis, the compensation tables and narrative disclosures.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,709,862	11,512,636	805,980	78,150,076

Proposal Number 4 – The stockholders cast non-binding votes to determine the frequency of future advisory vote on the executive compensation of the Company, whether annual, biennial or triennial. A plurality of stockholders favored a triennial advisory vote on the Company’s executive compensation.

1 year	2 Years	3 Years	Abstain
11,145,444	1,060,759	19,347,567	1,474,708

Proposal Number 5 – The stockholders approved an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock and decrease the number of authorized shares of common stock to 75,000,000 and to authorize the Board of Directors to effect the amendment to the certificate of incorporation, within the Board’s discretion, at any time within four months after the date stockholder approval for the reverse stock split is obtained, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,187,066	20,193,013	798,475	0

Having obtained the requisite stockholder approval for the proposed reserve stock split, as described in the Company’s 2011 Proxy Statement, and deeming the reverse stock split to be in the Company’s best interests, the Company’s Board of Directors approved the filing of an amendment to effect a one-for-ten reverse stock split with the Delaware Secretary of State. The Company filed this amendment on July 1, 2011, and it became effective at 12:01am, Eastern Time, on July 6, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

July 5, 2011	By:	/s/ Ken Stratton

Name: Ken Stratton
Title: General Counsel